EXHIBIT 23.2


INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
FCNB Corp
Frederick, Maryland

We have audited the accompanying consolidated balance sheets of FCNB Corp and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. With respect to information as of and for the years ended December 31, 1997 and 1996, we did not audit the consolidated financial statements of Capital Bank, N.A. and subsidiary, which statements reflect total assets constituting 17.6% in 1997 and total revenues constituting 17.7% and 16.7% in 1997 and 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for Capital Bank, N.A. and subsidiary, is based solely upon the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FCNB Corp and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KELLER BRUNER & COMPANY, LLP

Frederick, Maryland
January 28, 1999